                                                                    EXHIBIT 99.1



[BOOKS-A-MILLION LOGO]                                              NEWS RELEASE


402 Industrial Lane
Birmingham, AL 35211
205-942-3737



    Contact:  Richard S. Wallington
              Chief Financial Officer
              (205) 942-3737


                   BOOKS-A-MILLION, INC. ANNOUNCES ENGAGEMENT
                            OF DELOITTE & TOUCHE LLP

         BIRMINGHAM, ALA. (JUNE 3, 2002) -- BOOKS-A-MILLION, INC. (NASDAQ/NM:BAMM) today announced that it has engaged Deloitte & Touche LLP to serve as its independent accountants for fiscal 2003, effective immediately. The selection of Deloitte & Touche LLP has been approved by the Board of Directors. The Company previously announced the dismissal of Arthur Andersen LLP as its independent public accountants.

         Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 204 stores in 18 states and the District of Columbia. The Company operates four distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores and combination book and greeting card stores, both operating under the name Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama. NetCentral, Inc., an Internet development and service Company is located in Nashville, Tennessee.

         Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

         This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                      -END-